UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

The Timken Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previoulsy with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE TIMKEN COMPANY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 7, 2021

Notice of Annual Meeting of Shareholders

WHEN AND WHERE IS THE SHAREHOLDER MEETING?

The 2021 Annual Meeting of Shareholders of The Timken Company will be held on Friday, May 7, 2021, at 10:00 a.m. local time, in an online-only format, with attendance via the internet, at www.cesonlineservices.com/tkr21_vm. You will not be able to attend this meeting in person due to the ongoing pandemic. We currently expect to resume holding in-person meetings in the future.

WHAT IS BEING VOTED ON AT THE SHAREHOLDER MEETING?

•

Election of twelve Directors to serve for a term of one year: Maria A. Crowe, Elizabeth A. Harrell, Richard G. Kyle, Sarah C. Lauber, John A. Luke, Jr., Christopher L. Mapes, James F. Palmer, Ajita G. Rajendra, Frank C. Sullivan, John M. Timken, Jr., Ward J. Timken, Jr., and Jacqueline F. Woods.

•	Approval, on an advisory basis, of our named executive officer compensation.

•	Ratification of the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2021.

•

Consideration of a shareholder proposal asking our Board of Directors to take the steps necessary to give holders in the aggregate of 10% of our outstanding common shares the power to call a special meeting of shareholders, if properly presented.

WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

The Board of Directors recommends that shareholders vote FOR all of the nominees, FOR approval, on an advisory basis, of our named executive officer compensation, FOR ratification of the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2021 and AGAINST a shareholder proposal asking our Board of Directors to take the steps necessary to give holders in the aggregate of 10% of our outstanding common shares the power to call a special meeting of shareholders, if properly presented.

HOW CAN I GET A COMPLETE SET OF PROXY MATERIALS?

This is not a proxy card. If you wish to cast your vote on a traditional proxy card, you must request a paper copy of the proxy materials by following the instructions below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following documents can be viewed at: www.ViewMaterial.com/TKR

•	2020 Annual Report

•	2021 Proxy Statement

If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 23, 2021 to facilitate timely delivery.

You may request a paper or email copy of the proxy materials by following the instructions below. You will be asked to provide the control number (located by the arrow in the box below).

1.	Call the toll-free telephone number 1-800-516-1564 and follow the instructions provided, or

2.	Access the website, www.SendMaterial.com, and follow the instructions provided, or

3.

Send us an email at papercopy@SendMaterial.com with your control number in the subject line. Unless you instruct us otherwise, we will reply to your email with a copy of the proxy materials in PDF format for this meeting only.

To vote your shares, you can attend the Annual
Meeting of Shareholders and vote in person or
you can:
1.	Go to www.ViewMaterial.com/TKR
2.	Click on the icon to vote your shares.
3.	Enter the 11-digit Control Number (located by the arrow in the box above).
4.	Follow the instructions to record your vote.
You will be able to vote until 6:00 a.m. on May 7, 2021.